EXHIBIT 23.1



Puradyn Filter Technologies, Inc.
3020 High Ridge Road, Suite 100
Boynton Beach, FL 33426


                          INDEPENDENT AUDITORS' CONSENT

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement of Puradyn Filter Technologies, Inc. on Form S-8 of our reports, dated March 5, 1999 and February 24, 2000, on the financial statements of the company, as of December 31, 1998 and 1999 and for the years ended, respectively, included in the Company's 1998 and 1999 Annual Reports on Form 10-KSB.

                                           /s/ DURLAND & COMPANY, CPAs, P.A.
                                          ---------------------------------
                                               Durland & Company, CPAs, P.A.


Palm Beach, Florida
October 3, 2000